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MONDAY NOVEMBER 1, 11:07 AM EASTERN TIME

COMPANY PRESS RELEASE

SOURCE: Shiloh Industries, Inc.

SHILOH COMPLETES ACQUISITION OF MTD AUTOMOTIVE

VALLEY CITY, Ohio, Nov. 1 /PRNewswire/ -- Shiloh Industries, Inc. (Nasdaq: SHLO
- news), a leading supplier of parts, subassemblies and processed steel primarily to the automotive and truck industries, announced today it had completed its previously announced acquisition of substantially all the assets of MTD Automotive, a division of MTD Products, Inc., headquartered in Cleveland.

Pursuant to the terms of the transaction, the aggregate consideration paid to MTD Products by Shiloh consisted of $20.0 million in cash and 1,428,571 newly issued shares of Shiloh common stock. The stock issuance was approved by Shiloh's stockholders at a special meeting held on August 31, 1999.

Based in Valley City, Ohio, Shiloh Industries, Inc. supplies blanks, stampings, subassemblies and processed steel primarily to the automotive and truck industries. The company operates 10 facilities in Ohio, Michigan and Georgia and employs more than 1,900 people.

SOURCE: Shiloh Industries, Inc.
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